Exhibit (h)(133)

August 6, 2024

Jesper Nergaard

Janus Henderson Investors US LLC

151 Detroit Street

Denver, Colorado 80206

Dear Mr. Nergaard:

Please be advised of the following:

●	The Trustees of Janus Investment Fund (the “Trust”) approved the establishment and designation of Janus Henderson Transition Fund as a new series of the Trust effective on or about July 9, 2024.

●	The Trustees of the Trust approved plans to liquidate and terminate Janus Henderson Asia Equity Fund, effective on or about July 30, 2024.

●

Below is a revised Schedule A to the Administration Agreement dated August 6, 2024, as may be further amended from time to time (the “Agreement”), between the Trust and Janus Henderson Investors US LLC (the “Adviser”).

Pursuant to Section 5 of the Agreement, the Trust hereby requests that the Adviser acknowledge its acceptance of the terms contained in the revised Schedule.

Please indicate your acceptance of the foregoing by executing this letter agreement.

By:	/s/ Abigail Murray
Abigail Murray
Vice President, Secretary, and
Chief Legal Counsel of the Trust

Janus Henderson Investors US LLC
By:	/s/ Jesper Nergaard
Jesper Nergaard
Vice President and Head of US
Fund Administration

Janus Henderson Investors US LLC 151 Detroit St, Denver, CO 80206 T +1(800) 525 3713 F +1(877) 319 3852 W janushenderson.com

Schedule A

Janus Investment Fund

Janus Henderson Absolute Return Income Opportunities Fund

Janus Henderson Adaptive Risk Managed U.S. Equity Fund

Janus Henderson Balanced Fund

Janus Henderson Contrarian Fund

Janus Henderson Developed World Bond Fund

Janus Henderson Dividend & Income Builder Fund

Janus Henderson Emerging Markets Fund

Janus Henderson Enterprise Fund

Janus Henderson European Focus Fund

Janus Henderson Flexible Bond Fund

Janus Henderson Forty Fund

Janus Henderson Global Allocation Fund – Conservative

Janus Henderson Global Allocation Fund – Growth

Janus Henderson Global Allocation Fund – Moderate

Janus Henderson Global Equity Income Fund

Janus Henderson Global Life Sciences Fund

Janus Henderson Global Real Estate Fund

Janus Henderson Global Research Fund

Janus Henderson Global Select Fund

Janus Henderson Global Sustainable Equity Fund

Janus Henderson Global Technology and Innovation Fund

Janus Henderson Government Money Market Fund

Janus Henderson Growth and Income Fund

Janus Henderson High-Yield Fund

Janus Henderson Mid Cap Value Fund

Janus Henderson Money Market Fund

Janus Henderson Multi-Sector Income Fund

Janus Henderson Overseas Fund

Janus Henderson Research Fund

Janus Henderson Short Duration Flexible Bond Fund

Janus Henderson Small Cap Value Fund

Janus Henderson Small-Mid Cap Value Fund

Janus Henderson Transition Fund

Janus Henderson Triton Fund

Janus Henderson U.S. Dividend Income Fund

Janus Henderson Venture Fund

Janus Henderson Investors US LLC 151 Detroit St, Denver, CO 80206 T +1(800) 525 3713 F +1(877) 319 3852 W janushenderson.com